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                                  FORM 8-A/A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               For Registration of Certain Classes of Securities
                      Pursuant to Section 12(b) or (g) of
                      The Securities Exchange Act of 1934


                             Public Storage, Inc.
                             --------------------
            (Exact name of registrant as specified in its charter)


        California                                           95-3551121
        ----------                                           ----------
(State of incorporation                                     (IRS Employer
 or organization)                                          Identification No.)

701 Western Avenue, Glendale, California                      91201-2397
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this Form relates:
333-41123 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                          Name of each exchange on which
   to be so registered                          each class is to be registered
   -------------------                          ------------------------------

Depositary Shares Each                          New York Stock Exchange, Inc.
Representing 1/1,000 of a
Share of 8 1/4% Cumulative
Preferred Stock, Series K,
par value $.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      N/A
                                --------------
                               (Title of class)

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ITEM 1.  Description of Registrant's Securities to be Registered.
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         A description of the Depositary Shares Each Representing 1/1,000 of a
Share of 8 1/4% Cumulative Preferred Stock, Series K, par value $.01 per share, is included on the cover page and under the section entitled "Description of Preferred Stock and Depositary Shares" beginning on page S-4 of the prospectus supplement dated January 13, 1999 to prospectus dated January 15, 1998 (relating to Registrant's Registration Statement on Form S-3 (No. 333-41123), as amended) that was filed by Registrant with the Securities and Exchange Commission on January 14, 1999 pursuant to Rule 424(b) under the Securities Act of 1933 (the "Prospectus Supplement"), which Prospectus Supplement shall be deemed to be incorporated herein by this reference.

ITEM 2.  Exhibits.
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     I.  The following exhibits are being filed with the copies of this Form
8-A/A Registration Statement filed with the New York Stock Exchange, Inc. and the Securities and Exchange Commission:

         1.  Deposit Agreement.

         2.  Certificate of Determination.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

    (Registrant)                       PUBLIC STORAGE, INC.

                                       By: /S/ SARAH HASS
                                           ---------------------
                                           Sarah Hass
                                           Vice President

                                           Date: January 20, 1999


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